Exhibit 99.1

Icahn Enterprises L.P. Completes Sale of the Former Fontainebleau

Las Vegas Property for $600 million

NEW YORK, NEW YORK, August 29, 2017 – Icahn Enterprises L.P. (NASDAQ: IEP) today announced that it completed the sale of the unfinished development property and partially developed casino located at 2755 South Las Vegas Boulevard, Las Vegas, Nevada, which was formally known as the Fontainebleau (the “Fontainebleau”), to an affiliate of The Witkoff Group LLC and New Valley LLC for aggregate consideration of $600 million. IEP originally acquired the Fontainebleau for a price of $148 million in February 2010.

Carl C. Icahn, Chairman of IEP, stated: “We are pleased to announce the sale of the Fontainebleau, which was one of Icahn Enterprise’s hidden gems carried at $143 million on our balance sheet and in our statement of indicative net asset value as of June 30, 2017. IEP acquired this asset when others were unwilling to invest, and the sale has resulted in a gain of approximately $457 million for our unit holders. This successful investment is an example of our “contrarian” modus operandi, which seeks to invest in undervalued assets and businesses, nurture, guide and improve their condition and operations, and ultimately sell them for large gains. This is our second significant transaction this year, as we previously disclosed the sale of American Railcar Leasing LLC in June, which resulted in a gain of approximately $1.521 billion for our unit holders.”

Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Investor Contacts:

SungHwan Cho, Chief Financial Officer

(212) 702-4300